UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 16, 2012, Pure Bioscience, Inc. issued a press release announcing its financial results for the fiscal quarter and the six months ended January 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 16, 2011, we received a deficiency letter, or the Notification Letter, from the NASDAQ Stock Market, or NASDAQ, notifying us that our common stock no longer met NASDAQ’s requirements for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2), or the Bid Price Rule, because the minimum bid price of our common stock did not equal or exceed $1.00 at least once over a period of 30 consecutive trading days prior to the date of the Notification Letter. Under NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until March 14, 2012, to regain compliance with the Bid Price Rule. We did not regain compliance with the Bid Price Rule by such date because the closing bid price of our common stock did not meet or exceed $1.00 per share for at least 10 consecutive business days during the applicable 180-day period. Accordingly, on March 15, 2012, we received from NASDAQ a second deficiency letter, or the Second Notification Letter, notifying us that our common stock continues to be at risk of delisting from the NASDAQ Capital Market. As described in the Second Notification Letter, we are not eligible for an additional grace period to regain compliance with the Bid Price Rule because, based on current market information and our stockholders’ equity as reported in our Quarterly Report on Form 10-Q for the period ended October 31, 2011, we do not satisfy all applicable requirements for initial listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5505.

We are currently evaluating our options in connection with the Second Notification Letter. We expect to appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel, or the Panel, in accordance with NASDAQ’s applicable procedures. In order to pursue an appeal, within seven days of the date of the Second Notification Letter we must submit to NASDAQ a request for an oral or written hearing by the Panel, which we anticipate would occur within 45 days of the date of our request. We would be permitted to submit for the Panel’s consideration a written plan of compliance, which, according to NASDAQ guidance, should include a commitment to implement a reverse stock split within 180 days of the applicable delisting notification when the delisting determination is the result of noncompliance with the Bid Price Rule. If we pursue an appeal, our common stock would remain listed on the NASDAQ Capital Market pending the Panel’s decision.

While we expect that we will pursue an appeal to attempt to maintain our NASDAQ listing, our efforts may not be successful and our common stock may be delisted from the NASDAQ Capital Market.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release of Pure Bioscience, Inc., dated March 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: March 16, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer